BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

and

BLACK ELK ENERGY FINANCE CORP.,

as Issuers,

BLACK ELK ENERGY LAND OPERATIONS, LLC,

as Guarantor

SECOND SUPPLEMENTAL INDENTURE

Dated as of August 19, 2014

13.75% SENIOR SECURED NOTES DUE 2015

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee and Collateral Agent

This SECOND SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of August 19, 2014, is among Black Elk Energy Offshore Operations, LLC, a Texas limited liability company (the "Company"), Black Elk Energy Finance Corp., a Texas corporation (the "Co-Issuer," and together with the Company, the "Issuers"), Black Elk Energy Land Operations, LLC, a Texas limited liability company (the "Guarantor"), and The Bank of New York Mellon Trust Company, N.A., as Trustee and Collateral Agent ("Trustee").

RECITALS

WHEREAS, the Issuers, the Guarantor and the Trustee entered into an Indenture, dated as of November 23, 2010, as supplemented by a First Supplemental Indenture dated as of May 31, 2011 (the "Indenture"), pursuant to which the Issuers have issued $150,000,000 in aggregate principal amount of 13.75% Senior Secured Notes due 2015 (the "Notes");

WHEREAS, Section 9.02 of the Indenture provides that, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, the Issuers, the Guarantor and the Trustee may amend or supplement the Indenture;

WHEREAS, the Holders of a majority in aggregate principal amount of the outstanding Notes have validly consented to the adoption of the amendments set forth herein;

WHEREAS, the Issuers have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel to the effect that the execution of this Supplemental Indenture is authorized or permitted under the Indenture and that all conditions precedent provided for in the Indenture to the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Articles of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers and of the Guarantor necessary to make this Supplemental Indenture a valid instrument legally binding on the Issuers and the Guarantor, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers and the Guarantor agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1
SUPPLEMENTAL INDENTURE

Section 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantor and the Trustee.

ARTICLE 2
AMENDMENTS TO INDENTURE

Section 2.01. New clause (15) of the definition of "Permitted Liens" is hereby added as follows:

"(15) Liens securing Indebtedness arising from the performance of the Company's plugging and abandonment obligations incurred pursuant to Section 4.09(b)(14) hereof."

Section 2.02. Section 3.09(a) is hereby amended in its entirety to read as follows:

"(a) In the event that, pursuant to Section 4.10(b)(5) hereof, the Company elects to commence an offer to all Holders to purchase Notes or, pursuant to Section 4.10(d) hereof, is required to commence an offer to all Holders to purchase Notes, (each, an "*Asset Sale Offer*"), it will follow the procedures specified below."

Section 2.03. Sections 4.07(b)(4) and (5) are hereby amended in their entirety to read as follows:

"(4) upon the occurrence of an Asset Sale and within 90 days after the completion of an offer to repurchase the Notes under Section 4.10(b)(5) (including the purchase of all Notes tendered), any purchase, redemption or other acquisition or retirement for value of any preferred equity of the Company that is permitted under Section 4.10(b)(5);

(5) upon the occurrence of an Asset Sale, any purchase, redemption or other acquisition or retirement for value of any preferred equity of the Company with any funds that were held in escrow or held as collateral to secure bonds in respect of plugging and abandonment obligations related to the properties or assets subject to such Asset Sale to the extent such funds are released to the Company following such Asset Sale;"

Section 2.04. Section 4.09(b) is hereby amended by deleting "and" at the end of subsection (12), deleting the period at the end of subsection (13) and substituting in replacement thereof "; and" and adding a new subsection (14) as follows:

"(14) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness arising from the performance of the Company's plugging and abandonment obligations arising from, or related to, the Oil and Gas Business."

Section 2.05. Section 4.09(c) is hereby amended in its entirety to read as follows:

"(c) For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is

entitled to be incurred pursuant to Section 4.09(a) hereof, the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such item of Indebtedness in any manner that complies with this Section 4.09."

Section 2.06. Section 4.10(b) is hereby amended by deleting "and" at the end of subsection (3), deleting the period at the end of subsection (4) and substituting in replacement thereof "; and" and adding a new subsection (5) as follows:

"(5) to make an Asset Sale Offer to all Holders of Notes, and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth herein with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that can be purchased with the Net Proceeds, at an offer price that will be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of settlement, subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of settlement, and will be payable in cash, which offer shall be open for at least 20 Business Days, after which time any remaining Net Proceeds may, at the election of the Company, at any time within 90 days after the completion of the Asset Sale Offer under this subsection (5), be used to repurchase or redeem preferred equity of the Company. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis."

Section 2.07. Section 4.21 is hereby amended in its entirety to read as follows:

Section 4.21 [Reserved].

ARTICLE 3
MISCELLANEOUS

Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed *(mutatis mutandis)* and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture, including, without limitation, the Trustee's rights under Article 7 thereof, with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The recitals contained herein shall be taken as the statements of the Issuers and the Guarantor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

Section 3.03. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

Black Elk Energy Offshore Operations, LLC, as an Issuer

By: ____________________
Name: John Hoffman
Title: CEO

Black Elk Energy Finance Corp., as an Issuer

By: ____________________
Name: John Hoffman
Title: CEO

Black Elk Energy Land Operations, LLC, as Guarantor

By: ____________________
Name: John Hoffman
Title: CEO

The Bank of New York Mellon Trust Company, N.A., as Trustee and Collateral Agent

By: ____________________
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

Black Elk Energy Offshore Operations, LLC, as an Issuer

By: ______________________________
Name:
Title:

Black Elk Energy Finance Corp., as an Issuer

By: ______________________________
Name:
Title:

Black Elk Energy Land Operations, LLC, as Guarantor

By: ______________________________
Name:
Title:

The Bank of New York Mellon Trust Company, N.A., as Trustee and Collateral Agent

By: ______________________________
Name: **Michael Countryman**
Title: **Vice President**

SECRETARY'S CERTIFICATE

OF

BLACK ELK ENERGY FINANCE CORP.

August 19, 2014

The undersigned duly qualified and elected Secretary of Black Elk Energy Finance Corp. (the "Company") does hereby certify in such capacity and on behalf of the Company that:

1. Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Company, acting by unanimous written consent, relating to the authorization, approval and ratification of the Second Supplemental Indenture, dated to be effective as of August 19, 2014. Such resolutions (i) constitute all resolutions of the Board of Directors of the Company relating to the Second Supplemental Indenture and (ii) have not been amended or revoked and are in full force and effect on the date hereof.

2. Attached hereto as Exhibit B are each of the persons that are duly elected or appointed and qualified incumbent in the office set forth opposite his or her name and has been and is duly authorized by the Board of Directors of the Company, in conformity with the Company's Certificate of Incorporation and Bylaws, to execute, deliver and perform all acts required by any certificate, instruction, notice or other instrument, or to give oral instruction on behalf of the Company, and the signatures set forth opposite his name on any such documents are their authentic and genuine signatures.

3. Baker & Hostetler LLP is entitled to rely on this certificate in connection with the opinion that it is rendering pursuant to Section 13.04 of the Indenture.

IN WITNESS WHEREOF, the Company has caused the undersigned to execute this Certificate as of the date first set forth above.

BLACK ELK ENERGY FINANCE CORP.

By: ______________________________
Stephen Fuerst
Secretary

The undersigned hereby certifies that Stephen Fuerst is the duly elected Secretary of the Company and that his signature set forth above is his true signature.

By: ______________________________
John Hoffman
Chief Executive Officer

EXHIBIT A
UNANIMOUS WRITTEN CONSENT

[ATTACHED]

EXHIBIT B

INCUMBENCY

The persons listed below are the duly elected and acting officers of the Company holding the office(s) indicated opposite each person's name, and the signature appearing opposite the name of each officer is such officer's genuine signature:

Name	**Office(s)**	**Signature**
John Hoffman	Chief Executive Officer	[signature]
Stephen Fuerst	Secretary	[signature]

SECRETARY'S CERTIFICATE

OF

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

August 19, 2014

The undersigned duly qualified and elected Secretary of Black Elk Energy Offshore Operations, LLC (the "Company") does hereby certify in such capacity and on behalf of the Company that:

1. Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions duly adopted by the Managers of the Company, acting by unanimous written consent, relating to the authorization, approval and ratification of the Second Supplemental Indenture, dated to be effective as of August 19, 2014. Such resolutions (i) constitute all resolutions of the Managers of the Company relating to the Second Supplemental Indenture and (ii) have not been amended or revoked and are in full force and effect on the date hereof.

2. Attached hereto as Exhibit B are each of the persons that are duly elected or appointed and qualified incumbent in the office set forth opposite his or her name and has been and is duly authorized by the Managers of the Company, in conformity with the Company's Certificate of Formation and Operating Agreement, to execute, deliver and perform all acts required by any certificate, instruction, notice or other instrument, or to give oral instruction on behalf of the Company, and the signatures set forth opposite his name on any such documents are their authentic and genuine signatures.

3. Baker & Hostetler LLP is entitled to rely on this certificate in connection with the opinion that it is rendering pursuant to Section 13.04 of the Indenture.

IN WITNESS WHEREOF, the Company has caused the undersigned to execute this Certificate as of the date first set forth above.

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

By: ____________________________
Stephen Fuerst
Secretary

The undersigned hereby certifies that Stephen Fuerst is the duly elected Secretary of the Company and that his signature set forth above is his true signature.

By: ____________________________
John Hoffman
Chief Executive Officer

EXHIBIT A
UNANIMOUS WRITTEN CONSENT

[ATTACHED]

EXHIBIT B
INCUMBENCY

The persons listed below are the duly elected and acting officers of the Company holding the office(s) indicated opposite each person's name, and the signature appearing opposite the name of each officer is such officer's genuine signature:

Name	Office(s)	Signature
John Hoffman	Chief Executive Officer	
Stephen Fuerst	Secretary	

SECRETARY'S CERTIFICATE

OF

BLACK ELK ENERGY LAND OPERATIONS, LLC

August 19, 2014

The undersigned duly qualified and elected Secretary of Black Elk Energy Land Operations, LLC (the "Company") does hereby certify in such capacity and on behalf of the Company that:

1. Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions duly adopted by the Sole Manager of the Company, relating to the authorization, approval and ratification of the Second Supplemental Indenture, dated to be effective as of August 19, 2014. Such resolutions (i) constitute all resolutions of the Sole Manager of the Company relating to the Second Supplemental Indenture and (ii) have not been amended or revoked and are in full force and effect on the date hereof.

2. Attached hereto as Exhibit B are each of the persons that are duly elected or appointed and qualified incumbent in the office set forth opposite his or her name and has been and is duly authorized by the Sole Manager of the Company, in conformity with the Company's Certificate of Formation and Operating Agreement, to execute, deliver and perform all acts required by any certificate, instruction, notice or other instrument, or to give oral instruction on behalf of the Company, and the signatures set forth opposite his name on any such documents are their authentic and genuine signatures.

3. Baker & Hostetler LLP is entitled to rely on this certificate in connection with the opinion that it is rendering pursuant to Section 13.04 of the Indenture.

IN WITNESS WHEREOF, the Company has caused the undersigned to execute this Certificate as of the date first set forth above.

BLACK ELK ENERGY LAND OPERATIONS, LLC

By: ______________________
Stephen Fuerst
Secretary

The undersigned hereby certifies that Stephen Fuerst is the duly elected Secretary of the Company and that his signature set forth above is his true signature.

By: ______________________
John Hoffman
Chief Executive Officer

EXHIBIT A
UNANIMOUS WRITTEN CONSENT

[ATTACHED]

EXHIBIT B
INCUMBENCY

The persons listed below are the duly elected and acting officers of the Company holding the office(s) indicated opposite each person's name, and the signature appearing opposite the name of each officer is such officer's genuine signature:

Name	**Office(s)**	**Signature**
John Hoffman	Chief Executive Officer	[signature]
Stephen Fuerst	Secretary	[signature]

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC
BLACK ELK ENERGY FINANCE CORP.

OFFICERS' CERTIFICATE

The undersigned officers of Black Elk Energy Offshore Operations, LLC, a Texas limited liability company (the "***Company***"), and Black Elk Energy Finance Corp., a Texas corporation (together with the Company, the "***Issuers***"), hereby certify pursuant to Sections 9.06 and 13.04(1) of the Indenture dated as of November 23, 2010, among the Issuers, Black Elk Energy Land Operations, LLC, as guarantor (the "***Guarantor***"), and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (collectively, the "***Trustee***"), as amended by the First Supplemental Indenture dated as of May 31, 2011, among the Issuers, the Guarantor and the Trustee (as so amended, the "***Indenture***"), that:

1. Attached to this Officers' Certificate as Attachment A is a complete and accurate copy of the Second Supplemental Indenture ("***Second Supplemental Indenture***"), dated to be effective as of August 19, 2014, by and among the Trustee, the Guarantor and the Issuers.

2. The undersigned confirm that, excluding any Notes held by the Permitted Holders, the Issuers or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Permitted Holders, the Issuers or any Guarantor, the holders of a majority in aggregate principal amount of the Notes outstanding have consented to the Second Supplemental Indenture.

3. In the opinion of the undersigned, the conditions of the Indenture relating to the execution and delivery by the Trustee of the Second Supplemental Indenture have been satisfied, and the execution of the Second Supplemental Indenture is authorized and permitted by the Indenture.

4. The undersigned have read and understand the covenants, conditions and definitions of the Indenture relating to the execution and delivery of the Second Supplemental Indenture, and the statements made in this Officers' Certificate are based upon an examination of such conditions and such other examination and investigation as is necessary in the opinion of the undersigned officers to enable the undersigned officers to express an informed opinion as to the satisfaction of such conditions.

5. The undersigned hereby request the Trustee to execute and deliver the Second Supplemental Indenture.

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Indenture.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Certificate on this 19th day of August, 2014.

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

By:____________________________
John Hoffman
Chief Executive Officer

BLACK ELK ENERGY FINANCE CORP.

By:____________________________
John Hoffman
Chief Executive Officer

ATTACHMENT A

Second Supplemental Indenture

[Attached]

Black Elk Energy

August 19, 2014

The Bank of New York Mellon Trust Company, N. A.
Corporate Trust Operations, Reorganization Unit
111 Sanders Creek Corporate Center (Bldg)
East Syracuse, NY 13057
Attention: Dacia Brown-Jones

Re: Request of Black Elk Energy Offshore Operations, LLC and Black Elk Energy Finance Corp. Regarding 13.75% Senior Secured Notes Due 2015

Ladies and Gentlemen:

Each of Black Elk Energy Offshore Operations, LLC and Black Elk Energy Finance Corp. (together, the "Company") hereby notifies The Bank of New York Mellon Trust Company, N. A. (the "Trustee"), that:

> You are hereby ordered, pursuant to Section 2.11 of the Indenture, dated as of November 23, 2010, among the Company, the subsidiary guarantors named therein and the Trustee, as supplemented, which provides for the issuance of the Company's 13.75% Senior Secured Notes Due 2015 (the "Securities"), to cancel an aggregate of $11,433,000 in principal amount of the Global Security representing the Securities, which Securities have been tendered by the holders thereof for full payment therefor.

[*Signature page follows*]

Sincerely,

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

By:____________________________
John Hoffman
Chief Executive Officer

BLACK ELK ENERGY FINANCE CORP.

By:____________________________
John Hoffman
Chief Executive Officer

UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF BLACK ELK ENERGY FINANCE CORP.

August 20, 2014

Pursuant to the provisions of Sections 6.202 and 21.415 of the Texas Business Organizations Code, the undersigned persons, being all of the members of the Board of Directors of Black Elk Energy Finance Corp., a Texas corporation (the "***Corporation***"), sign this instrument, or a counterpart hereof, to evidence their consent to the Resolutions set forth below, with the same force and effect as if such Resolutions were adopted by the required vote at a duly called meeting of the Board of Directors.

WHEREAS, under Article 5.1 of the Bylaws of the Corporation, the Board of Directors may, from time to time, elect or appoint officers of the Corporation.

NOW, THEREFORE, BE IT RESOLVED, that Jeff Shulse is hereby elected to serve as Chief Financial Officer of the Corporation, to serve until such person's successor is chosen by the Board of Directors or until such person's earlier death, resignation, retirement or removal by the Board of Directors from office;

RESOLVED FURTHER, that Stephen Fuerst is hereby elected to serve as Secretary of the Corporation, to serve until such person's successor is chosen by the Board of Directors or until such person's earlier death, resignation, retirement or removal by the Board of Directors from office; and

IN WITNESS WHEREOF, the undersigned Directors expressly evidence their consents as of the date first written above. These Resolutions may be executed in one or more counterparts. Each counterpart shall be an original. All counterparts together shall constitute but one and the same instrument, binding upon all of the Directors, notwithstanding that all the Directors may not have executed the same counterpart.

[signature]
____
John Hoffman, Director

____
Daniel Small, Director

____
Samuel Salfati, Director

BLACK ELK ENERGY FINANCE CORP.

August 20, 2014

Pursuant to the provisions of Sections 6.202 and 21.415 of the Texas Business Organizations Code, the undersigned persons, being all of the members of the Board of Directors of Black Elk Energy Finance Corp., a Texas corporation (the "***Corporation***"), sign this instrument, or a counterpart hereof, to evidence their consent to the Resolutions set forth below, with the same force and effect as if such Resolutions were adopted by the required vote at a duly called meeting of the Board of Directors.

WHEREAS, under Article 5.1 of the Bylaws of the Corporation, the Board of Directors may, from time to time, elect or appoint officers of the Corporation.

NOW, THEREFORE, BE IT RESOLVED, that Jeff Shulse is hereby elected to serve as Chief Financial Officer of the Corporation, to serve until such person's successor is chosen by the Board of Directors or until such person's earlier death, resignation, retirement or removal by the Board of Directors from office;

RESOLVED FURTHER, that Stephen Fuerst is hereby elected to serve as Secretary of the Corporation, to serve until such person's successor is chosen by the Board of Directors or until such person's earlier death, resignation, retirement or removal by the Board of Directors from office; and

IN WITNESS WHEREOF, the undersigned Directors expressly evidence their consents as of the date first written above. These Resolutions may be executed in one or more counterparts. Each counterpart shall be an original. All counterparts together shall constitute but one and the same instrument, binding upon all of the Directors, notwithstanding that all the Directors may not have executed the same counterpart.

____
John Hoffman, Director

____
Daniel Small, Director

____
Samuel Salfati, Director

604038563.1

BLACK ELK ENERGY FINANCE CORP.

August 20, 2014

Pursuant to the provisions of Sections 6.202 and 21.415 of the Texas Business Organizations Code, the undersigned persons, being all of the members of the Board of Directors of Black Elk Energy Finance Corp., a Texas corporation (the "***Corporation***"), sign this instrument, or a counterpart hereof, to evidence their consent to the Resolutions set forth below, with the same force and effect as if such Resolutions were adopted by the required vote at a duly called meeting of the Board of Directors.

WHEREAS, under Article 5.1 of the Bylaws of the Corporation, the Board of Directors may, from time to time, elect or appoint officers of the Corporation.

NOW, THEREFORE, BE IT RESOLVED, that Jeff Shulse is hereby elected to serve as Chief Financial Officer of the Corporation, to serve until such person's successor is chosen by the Board of Directors or until such person's earlier death, resignation, retirement or removal by the Board of Directors from office;

RESOLVED FURTHER, that Stephen Fuerst is hereby elected to serve as Secretary of the Corporation, to serve until such person's successor is chosen by the Board of Directors or until such person's earlier death, resignation, retirement or removal by the Board of Directors from office; and

IN WITNESS WHEREOF, the undersigned Directors expressly evidence their consents as of the date first written above. These Resolutions may be executed in one or more counterparts. Each counterpart shall be an original. All counterparts together shall constitute but one and the same instrument, binding upon all of the Directors, notwithstanding that all the Directors may not have executed the same counterpart.

____
John Hoffman, Director

____
Daniel Small, Director

____
Samuel Salfati, Director

CONSENT OF THE SOLE MANAGER OF
BLACK ELK ENERGY LAND OPERATIONS, LLC

August 20, 2014

Pursuant to the provisions of Sections 6.201 and 101.359 of the Texas Business Organizations Code and the Company Agreement dated as of November 20, 2007 of Black Elk Energy Land Operations, LLC, a Texas limited liability company (the "***Company***"), the undersigned person, being the Sole Manager of the Company, signs this instrument, or a counterpart hereof, to evidence consent to the Resolutions set forth below, with the same force and effect as if such Resolutions were adopted by the required vote at a duly called meeting of the Manager.

WHEREAS, under the Company's Operating Agreement, the Manager may, from time to time, elect or appoint officers of the Company.

NOW, THEREFORE, BE IT RESOLVED, that Jeff Shulse is hereby elected to serve as Chief Financial Officer of the Company, to serve until such person's successor is chosen by the Manager or until such person's earlier death, resignation, retirement or removal by the Manager from office;

RESOLVED FURTHER, that Stephen Fuerst is hereby elected to serve as Secretary of the Company, to serve until such person's successor is chosen by the Manager or until such person's earlier death, resignation, retirement or removal by the Manager from office; and

IN WITNESS WHEREOF, the undersigned Manager expressly evidences his consent as of the date first written above.

John Hoffman, Manager

WRITTEN CONSENT OF THE MANAGERS OF BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

August 19, 2014

Pursuant to the provisions of Sections 6.202 and 101.358 of the Texas Business Organizations Code and the Second Amended and Restated Limited Liability Company Operating Agreement dated as of July 13, 2009, as amended on August 19, 2010, May 31, 2011, January 25, 2013, February 12, 2013, April 9, 2013, and May 3, 2013, of Black Elk Energy Offshore Operations, LLC, a Texas limited liability company (the "***Company***"), the undersigned persons, being a majority of the Managers of the Company, expressly including the Platinum Manager, sign this instrument, or a counterpart hereof, to evidence their consent to the Resolutions set forth below, with the same force and effect as if such Resolutions were adopted by the required vote at a duly called meeting of the Managers.

WHEREAS, the Company, Black Elk Energy Finance Corp. ("***BEEFC***"), Black Elk Energy Land Operations, LLC (the "***Guarantor***") and The Bank of New York Mellon Trust Company, N.A., as Trustee and Collateral Agent (the "***Trustee***"), are parties to that certain Indenture, dated as of November 23, 2010, as supplemented by the First Supplemental Indenture dated as of May 31, 2011 (the "***Indenture***"), pursuant to which the Issuers have issued $150,000,000 in aggregate principal amount of 13.75% Senior Secured Notes due 2015 (the "***Notes***");

WHEREAS, the Company completed the sale of selected oil and gas properties to Renaissance Offshore, LLC (the "***Renaissance Sale***");

WHEREAS, the Company has received sufficient consents pursuant to the Offer to Purchase and Consent Solicitation Statement (the "***Statement***") to (i) use the net proceeds of the Renaissance Sale to conduct a full or partial offer to purchase (the "***Offer***") for cash outstanding Notes of the Company and (ii) adopt certain amendments to the Indenture among the Company, BEEFC and the Guarantor (the "***Supplemental Indenture***");

NOW, THEREFORE, BE IT RESOLVED, that each officer of the Company (each an "***Authorized Officer***") is hereby authorized and directed, in the name and on behalf of the Company, to execute and deliver the Supplemental Indenture;

RESOLVED FURTHER, that each Authorized Officer is hereby authorized and directed to purchase all of the Notes validly tendered and not withdrawn in the Offer, for a total purchase price of $11,433,000 in principal amount, plus accrued and unpaid interest in respect of such purchased Notes from the last interest payment date to the payment date;

RESOLVED FURTHER, that each Authorized Officer is hereby authorized and directed to redeem Class E Preferred Units ("***Class E Units***") issued by the Company in an aggregate amount of $105,855,618, the Mangers having concluded that such redemption of Class E Units does not violate Section 101.206 of the Texas Business Organizations Code;

RESOLVED FURTHER, that Steven Fuerst is hereby elected to serve as Secretary of the Company, to serve until such person's successor is chosen by the Managers or until such person's earlier death, resignation, retirement or removal by the Managers from office; and

RESOLVED FURTHER, that all lawful actions taken by each Authorized Officer prior to the date of these resolutions in connection with the Supplemental Indenture, purchase of Notes and purchase of Class E Units be, and they hereby are, ratified in all respects.

IN WITNESS WHEREOF, the undersigned Managers expressly evidence their consents as of the date first written above. These Resolutions may be executed in one or more counterparts. Each counterpart shall be an original. All counterparts together shall constitute but one and the same instrument, binding upon all of the Managers, notwithstanding that all the Managers may not have executed the same counterpart.

____
Samuel Salfati, Manager

____
Daniel Small, Manager